Exhibit 99.1

For Release on November 2, 2004

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
REPORTS ON THE QUARTER ENDED
September 30, 2004

(New York, NY) November 2, 2004 – Town Sports International Holdings, Inc. (“TSI“or the Company), a leading owner and operator of health clubs in major cities from Washington, DC north through New England, today announced its results for the quarter ended September 30, 2004.

Revenues for the three months ended September 30, 2004 were $90.1 million, an increase of $3.3 million, or 3.8% over the same quarter of 2003. During the quarter, TSI’s mature clubs (those in operation for 24 months or longer) experienced an increase in revenue of 2.1% or $1.7 million when compared to the prior year’s third quarter. Revenue at clubs open over twelve months increased 3.6% when compared to the prior year’s third quarter.

“ We are encouraged by the improvement in our revenue for the quarter. In addition, our commit membership program continues to be well received by our new members with 70% of new members year to date September selecting this plan over the month to month alternative. For the twelve months ended September 30, 2004 our attrition rate of 3.5% is a significant improvement over the 4.5% attrition rate experienced in 2003”, said Bob Giardina, CEO of TSI.

Operating income for the third quarter of 2004 was $11.4 million compared to $10.9 million in the third quarter of 2003. Interest expense increased to $10.3 million from $6.8 million due to increased interest accruing on our Senior Discount Notes issued in February 2004.

The Company recorded net income for the quarter of $690,000 compared to $2.3 million for the comparable period in the prior year.

The Company’s adjusted EBITDA (as defined) increased slightly by 0.6% to $20.2 million this quarter from $20.1 million in last year’s quarter, although the prior periods results did include the benefit from the final settlement of business interruption insurance post the events of September 11th, of $1.5 million.

The consolidated results of Town Sports International Holdings, Inc., and subsidiaries will be reported on Form 10-Q on or before November 15, 2004. The consolidated results of Town Sports International, Inc. (the operating company) will no longer be reported in a separate Form 10-Q filing but rather these results will be included in the footnotes to the financial statements of TSI to the extent required.

About Town Sports International Holdings, Inc.:

New York-based Town Sports International Holdings (TSI) is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic region of the United States. In addition to New York Sports Clubs, TSI operates under the brand names of Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs with 133 clubs and more than 350,000 members. In addition, the Company operates three facilities in Switzerland. For more information on TSI visit www.mysportsclubs.com

Contact:

Town Sports International Holdings, Inc., New York

Investor Contact:
Richard Pyle (212)246-6700 or Richard.pyle@town-sports.com
or
Media Contact:
Susan Gerson, (212)246-6700 or susan.gerson@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2003 and September 30, 2003
All figures $’000
(Unaudited)

	December 31,	September 30,
	2003	2004
Assets
Current assets:
Cash and cash equivalents	$40,802	$62,410
Accounts receivable, (less allowance for doubtful accounts of $822 and $2,151 as of December 31, 2003 and September 30, 2004, respectively)	1,469	2,545
Inventory	750	707
Prepaid corporate income taxes	4,062	8,710
Prepaid expenses and other current assets	5,322	4,641

Total current assets	52,405	79,013
Fixed assets, net	223,599	219,806
Goodwill	45,864	47,221
Intangible assets, net	630	1,114
Deferred tax asset, net	16,771	14,932
Deferred membership costs	13,038	12,396
Other assets	9,892	13,140

Total assets	$362,199	$387,622

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,486	1,805
Accounts payable	5,379	4,280
Accrued expenses	20,849	22,551
Accrued interest	5,157	11,321
Deferred revenue	26,621	30,150

Total current liabilities	61,492	70,107
Long-term debt and capital lease obligations	258,391	391,891
Deferred lease liabilities	25,856	26,750
Deferred revenue	3,002	3,257
Other liabilities	7,862	10,006

Total liabilities	356,603	502,011

Commitments and contingencies
Redeemable preferred stock:
Series A redeemable preferred stock, $1.00 par value; at liquidation value; authorized 200,000 shares, 153,637 and no shares issued and outstanding at December 31, 2003 and September 30, 2004, respectively	39,890	—

	39,890	—

Stockholders’ deficit:
Series B preferred stock, $1.00 par value; at liquidation value; 109,540 and no shares issued and outstanding at December 31, 2003 and September 30, 2004, respectively	9,961	—
Class A voting common stock, $.001 par value; issued and outstanding 1,176,043 and 1,312,289 shares at December 31, 2003 and September 30, 2004, respectively	1	1
Paid-in capital	(45,627)	(114,112)
Unearned compensation	(172)	(142)
Accumulated other comprehensive income (currency translation adjustment)	596	579
Retained earnings (accumulated deficit)	947	(715)

Total stockholders’ deficit	(34,294)	(114,389)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$362,199	$387,622

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2003 and 2004
All figures $’000
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2004	2003	2004
Revenues:
Club operations	$84,436	$88,205	$254,219	$261,126
Fees and other	2,335	1,878	5,511	4,274

	86,771	90,083	259,730	265,400

Operating Expenses:
Payroll and related	32,647	33,813	98,623	104,256
Club operating	28,761	29,848	82,115	86,665
General and administrative	5,677	6,104	15,917	18,228
Depreciation and amortization	8,782	8,851	25,535	27,271
Goodwill impairment	—	—	—	2,002

	75,867	78,616	222,190	238,422

Operating Income	10,904	11,467	37,540	26,978
Loss on extinguishment of debt	—	—	7,773	—
Interest expense	6,760	10,311	17,106	29,174
Interest income	(179)	(221)	(397)	(510)

Income (loss) before provision (benefit) for corporate income tax	4,323	1,377	13,058	(1,686)
Provision (benefit) for corporate income taxes	1,989	687	6,004	(808)

Net income (loss)	2,334	690	7,054	(878)
Accreted dividends on preferred stock	(1,631)	—	(9,269)	(783)

Net income (loss) attributable to common stockholders	$703	$690	$(2,215)	$(1,661)

Statement of Comprehensive Income (loss)
Net income (loss)	$2,334	$690	$7,054	$(878)
Foreign currency translation adjustments	62	14	107	(17)

Comprehensive income (loss)	$2,396	$704	$7,161	$(895)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2003 and 2004
All figures $’000
(Unaudited)

	Nine months ended
	September 30,
	2003	2004
Cash flows from operating activities:
Net income (loss)	$7,054	$(878)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,535	27,271
Noncash interest expense	—	9,146
Goodwill impairment write-off	—	2,002
Compensation expense in connection with stock options	207	29
Noncash rental expense, net of noncash rental income	1,311	363
Share of net income in affiliated companies	(592)	(375)
Loss on extinguishment of debt	7,773	—
Amortization of debt issuance costs	1,300	1,178
Change in certain operating assets and liabilities components	12,215	6,617
Decrease in deferred tax asset	2,079	1,839
Decrease in deferred membership costs	48	643
Other	542	559

Total adjustments	50,418	49,272

Net cash provided by operating activities	57,472	48,394

Cash flows from investing activities:
Capital expenditures	(29,131)	(23,754)
Proceeds from sale of equipment	153	—
Acquired business	—	(3,726)
Landlord contributions	617	2,112

Net cash used in investing activities	(28,361)	(25,368)

Cash flows from financing activities:
Proceeds from 9 5/8% Senior Note Offering	255,000	—
Proceeds from 11.0% Senior Discount Notes	—	120,756
Proceeds from stock option exercises	—	512
Repayment of 9 3/4% Senior Notes	(125,000)	—
Premium paid on extinguishment of debt and other costs	(4,064)	—
Redemption of redeemable senior preferred stock	(66,977)	—
Transaction costs related to 9 5/8% Senior Notes	(9,597)	—
Net line of credit repayment	(14,500)	—
Net subordinated credit repayments	(9,000)	—
Repurchase of preferred stock	(583)
Redemption of preferred stock	—	(50,634)
Common stock distribution	—	(68,944)
Repurchase of common stock	—	(53)
Repayments of borrowings	(4,157)	(3,055)

Net cash (used in) provided by financing activities	21,122	(1,418)

Net increase in cash and cash equivalents	50,233	21,608
Cash and cash equivalents at beginning of period	5,551	40,802

Cash and cash equivalents at end of period	$55,784	$62,410

Summary of change in certain operating assets and liabilities:
Decrease (increase) in accounts receivable	$331	$(1,111)
Decrease in inventory	345	43
Decrease (increase) in prepaid expenses, prepaid income taxes, and other current assets	647	(3,590)
Increase in accounts payable, accrued expenses and accrued interest	9,200	8,448
Increase in deferred revenue	1,692	2,827

Net changes in certain operating assets and liabilities	$12,215	$6,617

Town Sports International Holdings, Inc.: Reconciliation of Net Income (Loss) to Adjusted EBITDA

($ in thousands)

	Three months ended September 30,			Nine months ended September 30,
	3Q 2003	3Q 2004	% Chg.	2003	2004	% Chg.
Net Income (loss)	$2,334	$690		$7,054	$(878)
Provision (benefit) for corporate income taxes	1,989	687		6,004	(808)
Loss on extinguishment of debt	—	—		7,773	—
Interest expense, net of interest income	6,581	10,090		16,709	28,664
Non-cash goodwill impairment	—	—		—	2,002
Depreciation and amortization	8,782	8,851		25,535	27,271

Non-cash rental expense, net of noncash rental income	391	(117)		1,311	363
Non-cash compensation expense incurred in connection with stock options	10	10		207	29
Distribution to option holders classified as payroll	—	—		—	1,144

Adjusted EBITDA	$20,087	$20,211	0.6%	$64,593	$57,787	(10.5)%
Margin	23.1%	22.4%		24.9%	21.8%

Non GAAP Financial Measures:

EBITDA is defined as earnings before interest, taxes, depreciation, amortization, goodwill impairment and loss on extinguishment of debt. EBITDA provides useful information regarding our operating performance and financial condition. EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income (loss) or cash flow data prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) or as a measure of our profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies.

Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as defined above), certain items of income and expense consisting of: (i) non-cash deferred lease expense, net of non-cash deferred lease income, (ii) non-cash compensation expense in connection with stock options, and (iii) Distribution to option holders classified as payroll. We believe that the adjustment for these items is appropriate for such periods in order to provide an appropriate analysis of recent historical results. Adjusted EBITDA is presented because we believe it provides useful information regarding our operating performance and financial condition. Adjusted EBITDA is substantially similar to a metric used by our lenders when assessing our compliance with debt covenants. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows or other consolidated income (loss) or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. Additionally, investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenues.

Statements in this release that do not constitute historical facts, including without limitation, statements regarding future financial results and performance and potential sales revenue are “forward looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside our control, including the level of market demand for our services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of Federal and State tax laws and regulations, and other specific factors discussed herein and in other releases by the Company. The information contained herein represents management’s best judgment as of the date hereof based on information currently available. However, we do not intend to update this information to reflect development or information obtained after the date hereof and disclaim any legal obligation to the contrary.